Exhibit 99.1

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into as of the 31st day of December, 2013 (“Effective Date”) between El Dorado Chemical Company, an Oklahoma corporation (“Owner”) and SAIC Constructors, LLC, an Oklahoma limited liability company (“EPC Contractor”).

RECITALS

A.	WHEREAS, Owner desires EPC Contractor to engineer, and construct the Outside Battery Limits scope of work known as the 599-OSBL (the “Project”), which is more particularly described in Exhibit A;

B.	WHEREAS, the Owner desires the Project to be constructed upon Owner’s real property located near El Dorado, Arkansas (“Site”);

C.	WHEREAS, Owner desires EPC Contractor to provide for the entire Project all Engineering and General Conditions in one fixed cost;

D.	WHEREAS, Owner desires EPC Contractor to provide for the entire Project on an open-book basis, all Work other than Engineering and General Conditions on a pass-through basis, plus 4.5% for overhead and profit;

E.	WHEREAS, EPC Contractor desires to enter into this Agreement as an independent contractor and is ready, willing and able to furnish a complete and operating Project including engineering, procurement activities, excluding purchasing of the Owner-Furnished Equipment, and construction of the Project in accordance with this Agreement; and

F.	WHEREAS, Payments by Owner under this Agreement are guaranteed by Owner’s ultimate parent company, LSB Industries, Inc. (“LSB”). Performance by EPC Contractor of this Agreement is guaranteed by EPC Contractor’s ultimate parent company, Leidos Inc.

NOW, THEREFORE, in consideration of good and valuable consideration, received or to be received, the sufficiency of which the parties acknowledge, the parties agree as follows:

ARTICLE 1

SUMMARY AND CERTAIN DEFINITIONS

1.1. Summary and Certain Definitions. EPC Contractor shall provide all necessary Engineering and General Conditions for the Project under the fixed price as set forth in Exhibit B. EPC Contractor shall provide all labor, materials, supplies, tools, equipment (except for the Owner-Furnished Equipment), products, and facilities necessary to procure any necessary equipment for the construction of the Project upon real property at the Site on a pass-through basis, plus 4.5%, as set forth in Exhibit C. All pass-through Work shall be performed by EPC Contractor on an open-book basis that allows Owner or its agent to examine actual costs and expenses of EPC Contractor in connection with the Project.

1.2. The output, capabilities and characteristics of the Project will comply with the requirements of this Agreement and shall also include all required activities up to and including accomplishment of Mechanical Completion and Final Completion, and including participation as reasonably necessary in Process Safety Management (“PSM”), Pre-Startup Safety Review (“PSSR”) and other commissioning support, further including any design documentation in compliance with this Agreement and its exhibits (hereinafter, the “Work”). The term “Work” includes, but is not limited to all supervision, labor, materials, tools, equipment (except for Owner-Furnished Equipment), supplies and services necessary to engineer and construct the Project as defined in Exhibit A, whether or not such labor, materials, tools, equipment, supplies and services are incorporated in the Project. Work also includes the installation by EPC Contractor of Owner-Furnished Equipment into a fully integrated and functioning Project.

1.3. Certain Definitions.

(a) “Contract Documents” include this Agreement, and all Exhibits thereto, and the plans and specifications approved by Owner. The Contract Documents include any modifications to any of them whether such modifications upon mutual agreement are made prior to or after the execution of this Agreement. Contract Documents further define the scope of the Project and the Work.

(b) “Engineering” is all design work, vendor interface and field support required to execute the Project.

(c) “Estimated Contract Price” means the estimated total installed cost prepared by EPC Contractor and includes costs for engineering, procured items and installation of all related equipment and materials, including catalyst and chemicals if so designated by the Owner. The Estimated Contract Price specifically excludes Owner costs, including but not limited to labor and materials for Owner oversight, management, permitting, site preparation, pre-project award costs, Owner-Furnished Equipment and other similar costs incurred directly by the Owner. The Estimated Contract Price as set forth in Exhibit D, is an estimate only, and should not be construed to be a total fixed price for the Project.

(d) “Final Completion” means that (i) all of the items on the punch list signed by EPC Contractor and Owner have been corrected to Owner’s reasonable satisfaction; (ii) if applicable, all lien waivers required under this Agreement have been delivered; (iii) all drawings, as-built plans, vendor operating manuals, warranties and other documents identified for delivery to the Owner have been delivered; and (iv) EPC Contractor has completed its other obligations under this Agreement.

(e) “General Conditions” is a category of costs often referred to as indirect costs that include budgets for various costs required to support project execution. General Conditions costs include but are not limited to staffing cost, both field and home office staff, such as field supervision, inspection, management, safety, home office support, procurement and project controls. General Conditions also include living and travel expenses for field staff and Project-related travel, temporary facilities such as trailers, portable toilets, communications, printing, mailing and distribution, safety equipment and supplies, protective equipment, etc. General Conditions further include for the Project: (i) Payroll costs, salaries and all other compensation of EPC Contractor’s officers, executives, principals, general managers, project managers, engineers, accountants, purchasing and contracting agents, schedulers, expeditors, clerks and other personnel whether stationed at EPC Contractor’s principal office or offices or the Site office, except payments made by EPC Contractor directly to Subcontractors, vendors, consultants or suppliers for labor, equipment and materials, including any per diem, payroll taxes, transportation charges and sales tax required by law to be paid in connection therewith, furnished by EPC Contractor and to be incorporated into the Project; (ii) Expenses of EPC Contractor’s principal office and branch offices, including the Site office; (iii) Overhead, general and administrative expenses; (iv) EPC Contractor’s capital expenses, including interest on EPC Contractor’s capital employed for the Work; (v) Rental costs of machinery, equipment, and tools not required to specifically perform the Work; (vi) Costs incurred as a result of the replacement of EPC Contractor’s representative; (vii) Premiums for insurance, unless specifically provided in the Agreement as provided at additional cost; and (viii) Any cost or expense not described in Exhibit C, unless approved in advance in writing by Owner.

(f) “Mechanical Completion” or “Mechanically Complete” shall mean the achievement of the following: Acceptance in writing by Owner of a certificate issued by EPC Contractor certifying that i) the physical completion of the Work relating to the Project in accordance with the terms of this Agreement such that the Work is ready to undergo Start-Up, including, setting of the applicable equipment on foundations; connecting such equipment to other applicable equipment with piping, wiring, controls, and safety systems; ensuring that such equipment and such related operating systems are, as applicable, individually cleaned, pressure tested, leak checked, lubricated, and point-to-point checked to verify that such equipment and such related operating systems have been correctly installed so as to respond to simulated test signals equivalent to actual signals received during operation; and ensuring that such equipment and related operating systems are ready for initial operation, adjustment and testing and may be so operated, adjusted and tested without damage thereto or to any other property and without injury to any person; ii) compliance of the Work and the Project with the agreed to standards where applicable; and iii) completion of the Work so that commissioning of the plants or the applicable portion of a facility may commence. Should Owner achieve 72 hours continuous operation of the Facility at full designed capacity, or less if reduction is not caused by Work of EPC Contractor, then the Facility shall be deemed to be Mechanically Complete.

(g) “Modification” or “modification” is either a written and signed amendment to this Agreement or a Change Order authorized in writing and signed by Owner and EPC Contractor.

(h) “Owner-Furnished Equipment” means all equipment set forth in Exhibit A, Section E, Equipment List. This list is expected to change and shall be updated from time to time.

1.4. List of Exhibits.

A	Scope of Work

B	Compensation and Payment

C	Variable (Directs) Schedule of Values

D	Estimated Contract Price

E	Project Schedule

F	Change Order From

G	SAIC Guaranty

H	LSB Guaranty

I	Certain Security, Safety and Regulatory Requirements

J	Responsibility Matrix

ARTICLE 2

EPC CONTRACTOR’S SERVICES

2.1. EPC Contractor’s Services. EPC Contractor shall furnish and deliver to Owner the 599-OSBL Work, fully constructed, Mechanically Complete and ready for operation, and shall also include start-up and commissioning support, maintenance and operations documentation and any and all design documentation in compliance Exhibit A. EPC Contractor’s Services are further described below.

2.1.1. Based on the scope of Work as more fully set forth in Exhibit A, EPC Contractor shall design the Project in accordance with all applicable local, state and federal law and shall submit proposed, in progress, construction, revised and as-built drawings and construction documentation (i.e., technical and equipment reports, schedules, etc.), including plans and specifications setting forth in detail the design aspects of the Project within EPC Contractor’s scope of Work, including but not limited to architectural, electrical, mechanical and structural systems of the Project, for review and approval or disapproval by Owner and shall:

2.1.2. Perform the Work as appropriate to complete the Work in accordance with the Estimated Contract Price (Exhibit D) and the Project Schedule (Exhibit E);

2.1.3. Enter into direct contracts with Subcontractors and material suppliers and be fully responsible for their work, including the timeliness, quality and price of their Work. EPC Contractor shall consult with Owner and keep Owner informed on an ongoing basis regarding the selection of Subcontractors whose cumulative budgeted work is over $100,000. In the event that any such Subcontractor’s actual quote or estimate is over ten percent (10%) in excess of the budgeted amount under the Estimated Contract Price, and if such excess can be feasibly reduced by re-engineering to improve the constructability of the feature, then such re-engineering to reasonably improve constructability will be performed by EPC Contractor for no additional engineering cost to Owner.

2.1.4. Review and process all applications for payment by Subcontractors and material suppliers for monthly progress and final payments; pay all Subcontractors and material suppliers directly; require that the Subcontractors and material suppliers furnish an acknowledgement of payment/waiver of lien in a form approved by Owner with each application for payment certifying that money has been received for performance of their subcontract during the previous payment period, and to the extent legally permitted, waiving to the extent of payments received any right to file or assert a mechanic’s and materialmen’s lien therefor;

2.1.5. Maintain a competent full-time staff at the Site including a full time construction manager, as provided in Section 11.1, to supervise and confirm that the Work and progress of the Subcontractors is in full compliance with the plans and specifications and completion dates set forth in this Agreement. EPC Contractor shall be solely responsible for the means, methods, techniques, sequences, and procedures for all portions of the Work;

2.1.6. Perform all necessary preparation for designated laydown areas, storage areas or areas needed for access of materials and equipment;

2.1.7. Secure, monitor and coordinate Subcontractor activity to complete the Work in a coordinated, integrated and functional manner. Construction services shall be performed by qualified construction contractors and Subcontractors. Security checks and management of personnel for access to the Site shall be performed in accordance with all legal and regulatory requirements and in coordination with Owner;

2.1.8. Provide all Engineering necessary to engineer and construct the Project. Engineering services shall be performed by qualified engineers and other professionals, properly qualified, experienced and licensed to perform those services. EPC Contractor shall perform its services in a manner consistent with that degree of care and skill ordinarily exercised by members of the profession currently practicing under similar circumstances in the same locale. No other warranty or guarantee, express or implied, is made or intended by this Agreement, except as provided in Section 15 below. Any reports, drawings, plans or other work products produced under this Agreement are part of EPC Contractor’s professional services and do not constitute goods or products;

2.1.9. Procure for Owner all needed materials and other equipment to be incorporated into the Project, except the Owner-Furnished Equipment;

2.1.10. Keep Owner informed of the procedures, sequencing, progress, problems and scheduling of the Project;

2.1.11. Provide, update and maintain the Project Schedule (Exhibit E);

2.1.12. Provide a Project payment schedule on a monthly basis, invoicing separately on a separated contract basis for pass-through labor, services, materials, equipment and construction equipment, invoicing separately for all equipment and components that Owner advises EPC Contractor believes are exempt from Arkansas sales tax and invoicing separately for Engineering and General Conditions;

2.1.13. Manage the Project in accordance with the technical, environmental, security, safety, OSHA and industrial hygiene standards applicable in Arkansas and consistent with Owner’s standards, rules and requirements for the Site;

2.1.14. Provide quality control and inspect the Work for defects and deficiencies in the Work to confirm that the Work is in full compliance with the plans, specifications and this Agreement. Provide expert inspection during fabrication, testing, demonstration, delivery and installation of all equipment for quality control purposes, as identified in the equipment list. Establish procedures to promptly correct any non-conformity with appropriate notice to vendors, manufacturers, Subcontractors, suppliers and Owner. Implement a written control program to provide notice to the Owner of any non-conforming work, materials or equipment, develop and implement remedial measures and provide for re-inspection upon correction of the non-conformity;

2.1.15. Record the progress of the Project and submit a monthly comprehensive progress report to Owner. Keep and maintain an accurate and comprehensive daily log on the Site and available to Owner upon request.

2.1.16. Maintain at the Project site on a current basis records of all necessary Contract Documents, samples, purchases, materials, computer models, equipment, maintenance and operating manuals and instructions, and other construction-related documents, including all revisions; obtain data from Subcontractors and maintain a current set of drawings, specifications and operating manuals and at the completion of the Project, deliver to Owner all such records and as-built drawings, as provided in Exhibit A, and all hard copies and in electronic format (original Word or Office document or scan);

2.1.17. Be responsible at all times for enforcing reasonable discipline and good order among its employees and/or the employees of the Subcontractors. If any person on the site of the Work shall appear to be incompetent, disorderly or intemperate, in any way disrupts or interferes with the Work, presents a security risk, or is in any other way disqualified for or unfaithful to the job entrusted to him, such person shall be promptly reassigned to tasks unrelated to this Project and he shall not again be employed on the Work or allowed access to the Site without the prior written consent of Owner;

2.1.18. Be solely responsible for all Project site-specific safety orientation, safety orders, rules, precautions and programs necessary for the safety and security of the Work; take precautions to secure the safety of all of EPC Contractor’s employees and others for which it has direct supervision and control and which are involved in the Work, all equipment and materials incorporated in the Work, all property on the site of the Work and adjacent to it, and remain cognizant of Owner’s affiliates operations which are on the Site of the Work or in the vicinity of it. EPC Contractor will maintain pro-active safety and security program, in fulfillment of and in compliance with all legal and regulatory requirements, as provided in Exhibit I. EPC Contractor shall maintain a qualified Safety Manager on site at all times during construction of the Project;

2.1.19. Give all notices and comply with all laws, ordinances, rules, regulations and permits and orders of any local, state or federal authority having jurisdiction over the Work, or which have any bearing on the execution of the Work. If EPC Contractor observes that any of the Contract Documents are at variance in any respect with any such laws, ordinances, rules, regulations and orders, it shall promptly notify Owner in writing and any necessary changes shall be promptly made. If EPC Contractor fails to give such notice or executes any of the Work in a manner contrary to any such laws, ordinances, rules, regulations or orders, it shall bear the resulting costs to correct said Work to comply with such laws and regulations;

2.1.20. Perform testing, including PMI (positive materials identification) on materials and equipment in accordance with applicable codes and laws, and the Baker Risk provided program. EPC Contractor shall provide to Owner the results of all such testing;

2.1.21. Correct Work which does not conform to the Agreement at no cost to Owner;

2.1.22. Procure and provide materials and equipment to be incorporated in the Work that are new and warrant that the Work will be of good quality, and in conformance with the Contract Documents. Owner shall provide the Owner-Furnished Equipment at its cost and payment responsibility, provided that Contractor shall provide procurement specifications and assistance for the Owner-Furnished Equipment.

2.1.23. Retain only first quality, competent and qualified Subcontractors;

2.1.24. Be responsible for and pay all duties and taxes on all materials and equipment, excluding the Owner-Furnished Equipment, for the Project, such costs to be considered as pass-through costs to Owner’s account except as such costs may relate to Engineering and General Conditions;

2.1.25. Maintain the Project site reasonably free from accumulation of waste materials or rubbish caused by EPC Contractor’s operations. At the completion of the Work, EPC Contractor shall remove from the Site EPC Contractor’s temporary objects and facilities, tools, construction equipment, machinery, surplus materials, waste materials and rubbish;

2.1.26. Prepare Change Orders for Owner’s approval and execution in accordance with the Agreement and submit them for Owner’s approval prior to beginning any work on such Change Order. EPC Contractor shall have authority, subject to notice to Owner, to make such minor changes in design prior to supply of the delivered facility and within the intent of the Agreement that will not affect the quality, performance, extend the date of completion or require review or action under any applicable rules, regulations, statutes, ordinances or codes;

2.1.27. Obtain and keep current its operating permits as well as the documents proving legal ability to execute the Work. Copies of such documents shall be provided to Owner by EPC Contractor upon request.

ARTICLE 3

OWNER’S SERVICES AND RESPONSIBILITIES

3.1 Timely Performance. Owner shall throughout the performance of this Agreement reasonably cooperate with EPC Contractor. Owner shall perform its responsibilities, obligations and services, including its reviews and approvals of EPC Contractor’s submissions, in a reasonably timely manner so as not to delay or interfere with EPC Contractor’s performance of its obligations under this Agreement.

3.2 Owner Provided Information and Equipment. Owner shall provide, at its own cost and expense, for EPC Contractor’s information and use, the following, all of which EPC Contractor is entitled to rely upon (absent manifest error) in performing its obligations hereunder:

3.2.1 Surveys describing the property, boundaries, topography and reference points for use during construction, including existing service and utility lines;

3.2.2 Geotechnical studies describing subsurface conditions, and other surveys describing other latent or concealed physical conditions at the Site;

3.2.3 Temporary and permanent easements, zoning and other requirements and encumbrances affecting land use or necessary to permit the proper design and construction of the Project;

3.2.4 A legal description of the Site;

3.2.5 To the extent available, as-built and record drawings of any existing structures at the Site; and

3.2.6 To the extent available, environmental studies, reports and impact statements describing the environmental conditions, including, but not limited to, hazardous conditions, in existence at the Site.

3.2.7 Owner shall provide all Owner-Furnished Equipment, and vendor support, in accordance with the schedule. Said equipment shall be purchased by Owner at its cost and responsibility, and shall be new, of good quality and in compliance with the specifications provided by EPC Contractor. Owner shall cooperate with EPC Contractor in the coordination of the delivery of said equipment to the Site.

3.2.8 Owner shall provide a means of disposal for all hydro test water.

3.2.9 Owner shall be responsible for development and implementation of the Facility PSM and PSSR programs. EPC Contractor will cooperate with Owner in its development of said programs.

3.2.10 Provide support for EPC Contractor’s performance of the Work substantially in conformity to Exhibit J.

3.3 Owner shall be responsible for start-up and commissioning of the Plant, subject to assistance by EPC Contractor as provided in this Agreement.

ARTICLE 4

PROGRESS OF THE WORK

4.1 Commencement and Completion. EPC Contractor shall commence the Work immediately and shall achieve Mechanical Completion, January 16, 2015 for all portions of the Project that support the NACSAC unit; May 1, 2015 for all portions of the Project that support the DMW2 unit; and June 1, 2015 for all portions of the Project that support the Ammonia unit. For Final Completion, all Project construction and commissioning support services not later than March 15, 2015 for all portions of the Project that support the NACSAC unit, June 1, 2015 for all portions of the Project that support the DMW2 unit; and September 1, 2015 for all portions of the Project that support the Ammonia unit (the “Completion Date”) to support the 531-NH3, 533-DMW2 and 546-NACSAC Project Schedules. All OSBL Work, shall be completed and ready for operations by the Completion Date. The Completion Date may be altered only as provided in this Agreement and any liability for EPC Contractor thereto is limited as further set forth in Article 20 herein.

4.2 Scheduling.

4.2.1 Scheduling and Time Extensions. Attached as Exhibit E to this Agreement is a progress schedule (“Project Schedule”) setting forth the durations for all the major items of Work to be performed; the start and finish date of all such activities; the performance tests; and the Completion Date of the Project. EPC Contractor shall submit to Owner updated Progress Schedules each month to reflect the actual progress made and to forecast future progress of the Work. The Completion Date shall be extended only for such number of calendar days as the Work is actually delayed by acts of God, acts or omissions of Owner, delays in the issuance of required permits occurring after November 4,

2013, the presence of any undisclosed hazardous substances (including, but not limited to Hazardous Materials) affecting the Work, a casualty, change in law, flood, fire, or a change order, plus a reasonable number of additional days to allow EPC Contractor to resume Work following such delay, and only then if it is not feasible for EPC Contractor to avoid or to mitigate the impact of the delay (“Unavoidable Excusable Delay”). No extensions to the Completion Date shall be granted due to the negligence or fault of EPC Contractor or its Subcontractors or untimely delivery of equipment or the non-availability of materials or labor, not including the Owner-Furnished Equipment and materials. In order to obtain a time extension due to an Unavoidable Excusable Delay, EPC Contractor must give written notice to Owner within five (5) working days after the commencement of each Unavoidable Excusable Delay, including a description of actions taken to avoid or mitigate the delay and a proposed action plan or re-sequencing to minimize the impact on the Project.

4.3 Liquidated Damages. It is mutually agreed that if EPC Contractor does not complete the Work to the point of Final Completion by the Completion Date, Owner will sustain damage, the precise amount of which is difficult to determine at the time of making this Agreement.

4.3.1 Up to a maximum total amount of $250,000, EPC Contractor shall pay to Owner as liquidated damages and not as a penalty the sum of $2,500per day for each full day of delay if EPC Contractor fails to achieve Mechanical Completion by than May 15, 2015 for all portions of the Project that supports the NACSAC unit; August 1, 2015 for all portions of the Project that supports the DMW2 unit; and November 1, 2015 for all portions of the Project that supports the Ammonia unit (subject to automatic extension for Unavoidable Excusable Delay), provided such delay is due to a) failure by EPC Contractor to prosecute the Work with diligence, or b) EPC Contractor’s or Subcontractor’s negligence.

EPC Contractor further agrees that any assessment by Owner of liquidated damages or payment by EPC Contractor to Owner of liquidated damages is to compensate Owner only for the damages arising out of EPC Contractor’s delay in achieving the Completion Date, and is not a release of any of Owner’s other rights or claims against EPC Contractor, including claims of Owner for defective or improper workmanship of EPC Contractor.

ARTICLE 5

PAYMENT

5.1 Fixed Price Portion of Work. Owner and EPC Contractor agree that EPC Contractor shall be paid for all Engineering Services and all General Conditions for a fixed price, as provided in Exhibit B.

5.2 Variable Cost Portion of Work. Owner and EPC Contractor agree that EPC Contractor shall be paid in accordance with Exhibit C for all Construction Work, excluding Engineering Services and General Conditions included in Exhibit B.

5.3 Payment Procedure. During the course of the Project, progress payments shall be made by Owner to EPC Contractor as follows:

(a) On or before the twenty-fifth day of each calendar month during the performance of the Work or the preceding working day if the last day is a Saturday, Sunday or holiday, EPC Contractor shall submit to Owner an application and certificate for payment, based on the Work completed during the preceding month, using a form approved by Owner.

(b) Each application and certificate for payment shall be accompanied by: (1) copies of all vendors and Subcontractors invoices; (2) a separation of construction materials, services, labor and equipment; (3) releases and lien waivers from EPC Contractor and all Subcontractors and vendors; and (4) other documentation as may be requested by Owner for its proper review of the application and certificate of payment.

(c) Payments by Owner shall be made on or about the 25th day of the following month in which an approved Application and Certificate for Payment properly certified and verified has been submitted or the next working day if the 25th day of the month is a Saturday, Sunday or holiday. EPC Contractor shall be entitled to 1% interest per month on any late payments. Owner reserves the right to verify the accuracy of any such payments both during the Project and upon completion. EPC Contractor shall within a reasonable time period reimburse Owner for any overpayments made during the course of the Project or upon completion. If Owner disputes any portion of EPC Contractor’s Application, Owner shall pay the undisputed portion as set forth in this Section 4.3(c), and any disputed portion of the Application shall be subject to the Dispute Resolution provision in Section 23.13 of this Agreement. If Owner fails to make payment to EPC Contractor when due, EPC Contractor shall, after fifteen (15) days’ notice to Owner to cure, stop all Work until such time as Owner pays amounts not in dispute and due EPC Contractor. If after EPC Contractor stops work, Owner cures such failure to pay, EPC Contractor shall remobilize to the Site and be entitled to seek a Change Order for additional costs or fees associated with EPC Contractor’s demobilization and remobilization to the Site, as well as for any extension of the Completion Date. If Owner’s failure to pay continues for a period of sixty (60) additional days, EPC Contractor may terminate this Agreement.

5.4 Use of Payments. EPC Contractor shall use all sums paid to it pursuant to this Agreement for the performance of the Work in accordance with the Contract Documents. Upon the request of Owner, EPC Contractor shall furnish satisfactory proof as to the disposition of any monies paid to EPC Contractor by Owner; provided that no provision shall be construed to require Owner to see to the proper distribution, disposition or application of the monies paid to EPC Contractor.

5.5 Payment Not a Waiver. Neither the approval or making of any payment to EPC Contractor, nor the partial or entire use or occupancy of the Project by Owner shall be an acceptance of any portion of Work.

5.6 Final Payment.

(a) Final payment by Owner is due upon Final Completion but shall not constitute a waiver of claims by Owner arising from terms of warranties unsettled liens, incomplete or defective workmanship, defective materials, or for failure of the Work to comply with requirements of the Contract Documents provided by EPC Contractor under this Agreement.

(b) Final Completion and final acceptance of the Work shall occur only after all Work (including punch list items) provided for in the Contract Documents has been finally completed and accepted in writing by Owner.

(c) Thereafter final payment shall become due upon EPC Contractor delivery to Owner the following:

(i) written statement that all payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which Owner or its interest in the property, or the Site or the Project might in any way be responsible, have been paid, or will be paid with funds received from final payment, or otherwise satisfied, along with any documentary evidence requested by Owner, including without limitation, lien waivers;

(ii) other data establishing payment or satisfaction of all such obligations, such as receipts, releases and waivers of liens, arising out of the Work, to the extent and in such form as may be designated by Owner;

(iii) Warranties assigned to the Owner; and

(iv) Equipment Operating manuals.

5.7 The Right of Owner to Withhold Payment. Owner may, on account of subsequently discovered evidence, withhold or nullify the whole or part of any payment, including Final Payment, to such extent as may be necessary to reasonably protect itself from any of the following:

(a) defective Work not remedied;

(b) third-party claims for payment or liens filed or reasonable evidence indicating the probable filing of such claims or liens;

(c) failure of EPC Contractor to make payments properly due to Subcontractors pursuant to applicable subcontracts or purchase orders or failure of the Subcontractors to make payment properly due for any portion of the Work or failure of EPC Contractor or its Subcontractors to make payment properly due for equipment, materials or labor;

(d) evidence of fraud, over-billing or overpayment discovered upon audit or otherwise;

(e) failure of EPC Contractor to prosecute the Work in accordance with the Contract Documents; or

(f) damage to Owner or Owner’s affiliates caused by EPC Contractor, or any entity for whom EPC Contractor is responsible.

ARTICLE 6

EQUIPMENT AND MATERIALS

6.1 Materials Provided by EPC Contractor.

(a) EPC Contractor shall provide and pay as a cost of the Work for all equipment, materials, labor, tools, light, transportation, and other facilities necessary for the performance of the Work, excluding Owner-Furnished Equipment. Water and power is to be provided by Owner.

(b) All equipment, machinery, material, and articles incorporated in the Work shall be of good quality and new.

6.2 EPC Contractor Equipment Procurement.

6.2.1 Except for the Owner-Furnished Equipment, EPC Contractor shall procure and pay for all equipment and materials to be incorporated in the Work or necessary for operation or continued operation of the Project, including any spare parts and components set out in Exhibit A. Owner shall provide to the Project for installation by EPC Contractor all Owner-Furnished Equipment.

6.2.2 EPC Contractor shall be solely responsible for ordering, expediting, testing, shipping, all equipment (except for Owner-Furnished Equipment) and materials to the Project and verifying that all utilities and services are adequate for operation and are connected properly and ready for operation. EPC Contractor shall take reasonable steps or actions necessary to cause the equipment and materials to arrive at the Site at such time that they are required to support the Project Schedule and Completion Date.

6.2.3 EPC Contractor shall be fully responsible for the care, custody, and control of all equipment and materials and security of site until Mechanical Completion of the Project or turnover to Owner, whichever occurs earlier.

ARTICLE 7

DATA

7.1 As-Built Drawings. A set of drawings shall be maintained by EPC Contractor at the Site and shall be updated throughout the Project for the purpose of showing “as built” conditions. The drawings shall be kept up-to-date and regularly and timely marked to show all changes and variations and each entry shall be dated and verified as made. At the completion of the Work and prior to final payment, a set of final CAD files reflecting “as-built” conditions shall be submitted to Owner. All such information shall be provided in hard copy, electronic form (original Word or Office document or scan) and on-line, during the project, through EPC Contractor-provided web portal. EPC Contractor will not be liable for any subsequent use, reuse or changes in the Work, (collectively “Subsequent Changes”), including as-built drawings and CAD files, by the Owner or third parties without the involvement of EPC Contractor, and such use of the Work based on Subsequent Changes shall be at the Owner’s or third party’s sole risk.

7.2 Operation and Maintenance Data.

(a) EPC Contractor shall furnish , in electronic format, shop drawings, “as-installed” conditions, CAD files, sources of equipment and principal materials, vendor recommended maintenance schedules, vendor repair and maintenance data, vendor lubrication instructions and recommendations, parts lists, and other catalog data or information within EPC Contractor’s custody and control, required to operate and maintain any part of the Work (herein the “Data”). Care shall be taken to include all pertinent data and to exclude inapplicable or duplicate information.

(b) Installation information for all machinery and equipment also shall be kept on the site of the Work during construction. All such information shall be provided in electronic form (original Word or Office document or scan).

7.3 Information from Suppliers. Excepting for any Owner-Furnished Equipment, EPC Contractor shall make it a requirement or condition of purchase from its suppliers of equipment and/or materials that each supplier (1) furnish complete and adequate operating and maintenance data pertaining to their equipment, (2) assign to Owner any warranty, express or implied, furnished by the manufacturer of the equipment, and (3) to assign to Owner any customary maintenance or repair service, spare parts supply service, or personnel support service furnished by the manufacturer of the equipment.

ARTICLE 8

SUBCONTRACTS

8.1 Definition. As used in the Contract Documents, a “Subcontractor” is a person or organization that has a contract with EPC Contractor, or any other entity working under EPC Contractor’s contractual chain of privity, to perform any portion of the Work, to furnish any product, furnish any technology license, technical assistance or advice, or to furnish any article, machinery, equipment or materials to the Work.

8.2 No Contractual Relationship with Owner. Except as expressly provided by this Agreement, Article 22 - Right to Terminate of Owner, nothing contained in the Contract Documents or otherwise shall create any contractual relationship between Owner and any Subcontractor, except that it is understood and agreed that Owner is an intended third party beneficiary of all (i) contracts with design professionals; (ii) subcontracts; (iii) purchase orders; and (iv) other agreements between EPC Contractor and third parties. EPC Contractor shall incorporate the obligations of this contract with Owner in its respective contracts with design professionals, subcontracts, supply agreements, purchase orders and other agreements. No subcontract shall relieve the Subcontractor of its responsibilities and obligations should any Subcontractor fail to perform the Work in a satisfactory manner. EPC Contractor is fully responsible to Owner for the acts and omissions of its Subcontractors and of persons either directly or indirectly employed by them.

8.3 Approval of Subcontractors. Based on substantial and/or material reasons, Owner reserves the right to reject any unsatisfactory Subcontractor on the basis of safety record, financial status, insufficient resources, security risk, or other criteria which could negatively impact the successful on-time completion of the Project. Good faith and reasonableness will govern any such decision. Owner’s approval of Subcontractors does not relieve or release EPC Contractor from full responsibility for the adequate, conforming and timely performance of the Work. EPC Contractor is solely responsible for ensuring that all Subcontractors are qualified to perform their work timely and in accordance with the plans, specifications and this Agreement.

8.4 Subcontract Terms and Conditions. All portions of the Work performed by a Subcontractor shall be pursuant to a written agreement acceptable to Owner and which shall contain provisions that:

(a) preserve and protect the rights of Owner under the Contract Documents with respect to the portion of the Work to be performed under the subcontract so that the subcontracting will not prejudice such rights;

(b) require that all Work be performed in accordance with the requirements of the Contract Documents;

(c) require that all work comply with the requirements of OSHA and all other applicable engineering codes, construction codes, and other applicable codes or applicable trade or legal regulations.

(d) require that all work comply with all federal, state and local environmental statutes, regulations and ordinances, including without limitation, environmental statutes, regulations and ordinances;

(e) require the Subcontractor to meet standard on-site contractor requirements as established by Owner and by the El Dorado Chemical Company plant.

(f) require submission to EPC Contractor of periodic applications for payment accompanied by a release and lien waiver to the extent of each payment;

(g) require that all requests for change order, additional compensation or extensions of time be submitted to EPC Contractor in sufficient time so that EPC Contractor may comply in the manner provided in the Contract Documents for like requests by EPC Contractor upon Owner; and

(h) establish that the Owner is an intended third-party beneficiary of the subcontract, agreement or purchase order, provided that if any Subcontractor refuses to agree that the Owner is a third-party beneficiary of the subcontract, EPC Contractor shall so advise Owner, and Owner shall consider the circumstances and alternatives and may reasonably waive this requirement on a case by case basis.

ARTICLE 9

CHANGES

9.1 Changes in the Work.

(a) Either Party, without invalidating the Agreement, may order or seek extra Work or make changes by altering, adding to or deducting from the Work by executing a Change Order in the form provided by Owner, attached as Exhibit F. All work performed pursuant to a Change Order shall be performed under the terms and conditions of the Contract Documents.

(b) Owner shall have authority to make changes in the Work not involving extra cost, and not inconsistent with the purposes of the Project, but otherwise, no extra work or change in the Work shall be made unless pursuant to a written Change Order. No claim by EPC Contractor for additional compensation, cost or fee or any extension of the Completion Date shall be valid unless provided in a Change Order.

9.2 Change Order Procedure. Upon receipt of a request from Owner, or upon its own request, for extra work or changes in the Work, or for deletions or reductions in scope, EPC Contractor shall furnish to Owner, within five (5) calendar days, a statement setting forth in detail the proposal of EPC Contractor for performing the extra work or changes or for deleting the work or reducing the scope and the effect of the extra work or changes, of the deletions or reductions, if any, on the contract price and Completion Date. If Owner approves in writing the proposal of EPC Contractor, a Change Order in the form provided by Owner shall be executed by the parties and the contract price and the Completion Date shall be adjusted. All Change Orders must be executed by Owner’s authorized representative or such other individual designated in writing by an officer of Owner, subject to any limitations set forth in such written designation, in order to be valid.

9.3 Change Order Pricing.

(a) Increases in the Scope. Any increase in the contract price attributable to a Change Order performed by EPC Contractor or any of its Subcontractors shall not exceed the sum of the following:

(i) the actual costs to EPC Contractor to perform the Change Order, as calculated from the Rate Schedule attached to Exhibit F, Change Order form; and

(ii) the actual cost of Subcontractors to perform the Change Order, with a 4.5% mark-up;

(b) Decreases in the Scope. The decrease in the contract price attributable to a Change Order deleting or modifying a portion of the scope of Work shall equal all costs incurred to execute such deductive change order less the sum of the following:

(i) the actual labor cost that EPC Contractor would have incurred to perform the scope of Work deleted in the Change Order;

(ii) the actual cost of Subcontractors or materials that EPC Contractor would have incurred in performing the scope of Work deleted in the Change Order;

9.4 Unconditional Obligation to Proceed. Notwithstanding anything herein to the contrary, EPC Contractor will proceed with the Work when so directed by Owner in writing and attempt in good faith to comply with the Completion Date as amended by Owner’s directed change, even if it has a dispute with Owner concerning the amount to be paid under Section 8.3 or any extension of time which is or could be due to EPC Contractor pursuant to a Change Order.

ARTICLE 10

THE UNDERSTANDING OF EPC CONTRACTOR

10.1 Unforeseen Work Site Conditions. If concealed or unknown conditions, including, but not limited to, surface, subsurface and/or site environmental conditions, which affect in whole or in part the performance of the Work are encountered, then EPC Contractor shall stop work and give written notice thereof to Owner before conditions are further disturbed and promptly after first observing such changed conditions by EPC Contractor. The Agreement (e.g., costs, prices, schedule, etc.) shall be adjusted in accordance with the changes clause.

ARTICLE 11

THE REPRESENTATIVE OF OWNER

11.1 The Representative of Owner. Representative of Owner shall have full authority to stop the Work whenever in the best judgment of the Representative of Owner, such stoppage may be necessary to insure the proper execution of the Work and the Agreement shall be equitably adjusted as a result of any wrongful stoppage. The Representative of Owner shall have authority to reject any Work and materials which do not conform to the Contract Documents, and to decide questions which arise during the execution of the Work. The Representative of Owner shall also designate in writing all persons affiliated with Owner who are authorized to have access to the Work. Owner shall have the right to replace the Representative of Owner at any time with or without cause, following written notice to EPC Contractor.

ARTICLE 12

SUPERVISION OF THE WORK

12.1 The Construction Manager of EPC Contractor. EPC Contractor shall designate in writing to Owner, and keep assigned to the Work during its progress, a competent Construction Manager satisfactory to Owner. The Construction Manager shall be Patrick Noonan. The Construction Manager shall be changed upon written request of Owner, but shall not be changed by EPC Contractor except with the consent of Owner (which consent shall not be arbitrarily withheld), unless the Construction Manager ceases to be in its employ. The Construction Manager shall represent EPC Contractor and all directions given to him by Owner shall be binding as if given to EPC Contractor directly. The Construction Manager shall devote full time to the Work and shall maintain his office on the site of the Work. He shall direct, coordinate and supervise all Work, inspect all materials, excluding Owner-Furnished Equipment, delivered to the Project to ascertain whether or not they comply with the requirements of the Contract Documents, and reject all non-conforming materials or workmanship.

12.2 Owner’s Right to Review the Work.

(a) Owner and persons designated by Owner shall at all times have access to the Work whenever it is in preparation or progress and EPC Contractor shall provide proper facilities for such access and for a detailed review of the Work by Owner. If Owner discovers any Defective Work in connection with any review, it shall report such Defective Work to EPC Contractor and EPC Contractor shall, at no cost to Owner, immediately correct the defective work.

(b) If the Contract Documents, the written instructions of Owner, laws, ordinances, rules or regulations, or any public authority require any of the Work to be specifically tested or inspected, EPC Contractor shall give Owner timely notice of its readiness for inspection and testing, and if the test or inspection is performed by an authority other than Owner, of the date set for such test or inspection. Inspections by Owner shall be promptly made and, where practicable, at the source of supply. If any of the Work should be covered up without the approval or consent of Owner or any necessary authority, it shall be uncovered for examination, if required by Owner or such other authority, at the sole expense of EPC Contractor.

(c) Re-examination of questioned work that has been previously inspected by Owner may be ordered by Owner and, if so ordered, the questioned work shall be uncovered by EPC Contractor. If such work is found to be in compliance with the Contract Documents, Owner shall pay the actual documented and verified cost of the re-examination and if such re-examination causes the Completion Date to be extended, grant a time extension and shall pay all costs incurred as a result of such extension via the contract change procedure accordingly. If such work is found not to be in compliance with the Contract Documents, EPC Contractor shall bear the costs of the re-examination, and the costs to correct.

ARTICLE 13

THE RIGHT OF OWNER TO AUDIT

13.1 Owner shall have the right, but not the obligation, to audit or examine all cost documents, cost records, pertaining to the Project through the Project and for one year after Final Completion, excluding EPC Contractor’s documentation to support any fixed price portion of the Work.

ARTICLE 14

SEPARATE CONTRACTS

14.1 The Right of Owner to Award Separate Contracts. Owner reserves the right to award other contracts in connection with the Project (but not within EPC Contractor’s scope of Work under this Agreement) at or in the vicinity of the Project and EPC Contractor agrees to cooperate fully and not to unreasonably interfere with the work of such other contractors. Notwithstanding anything to the contrary, in the event that Owner reasonably believes that EPC Contractor is not sufficiently skilled or lacks required expertise or does not provide a reasonable value to Owner for particular portions of the Work or areas subject to Change Orders, then Owner may award such work to third party contractors.

14.2 Responsibility for Damage. Should EPC Contractor cause damage to the Work, the Owner’s property, the property of third parties or to any person, EPC Contractor shall reimburse the Owner or such other damaged or injured person for all associated costs and expenses for the repair or replacement of the damaged property, excluding any consequential loss as set forth in Section 19.4. If such damaged person sues or arbitrates with Owner or Owner affiliates on account of any damage alleged to have been caused in whole or in part by EPC Contractor or anyone for whom EPC Contractor is responsible, Owner shall notify EPC Contractor who shall indemnify and hold Owner or Owner affiliates harmless and continuously defend such suit or arbitration at the expense of EPC Contractor, and if any judgment or award against Owner or Owner affiliates results, EPC Contractor shall pay or satisfy the award.

ARTICLE 15

WARRANTIES OF EPC CONTRACTOR

15.1 Warranty of Title. EPC Contractor agrees that title to all Work, materials, products and equipment that has been incorporated into the Facility will pass to Owner, free and clear of all liens, security interests or encumbrances (herein “Liens”) upon full payment due to EPC Contractor for such portions of the Work, being made by Owner and that none of the Work, materials, products or equipment covered by an application and certificate for payment will have been acquired by EPC Contractor, or by any other person performing any part of the Work or furnishing materials and equipment for the Work, subject to an agreement under which a Lien is retained by the seller or supplier.

15.2 Assignment of Warranties. EPC Contractor hereby assigns to Owner any and all existing assignable warranties of manufacturers of equipment or items incorporated in the Work. The EPC Contractor shall deliver all warranties, to the Owner prior to Final Completion. Upon the request of Owner, EPC Contractor shall give Owner assistance in enforcing the rights of Owner arising under such warranties. Without request of Owner, EPC Contractor shall give notice (with copies to Owner) to any such manufacturers of the assignment to Owner and its successors or assignees to the Project of such warranties.

15.3 General Warranty and Correction of Work.

(a) In addition to any other warranties contained in the Contract Documents, EPC Contractor warrants to Owner and its successors or assigns to the Project that all materials and equipment furnished by EPC Contractor in performance of the Work will be new, that all Work will be of good quality, free from faults and defects and in conformance with the Contract Documents. All Work not so conforming to these standards shall be considered defective and corrected by EPC Contractor at no cost to Owner (“Defective Work”).

(b) EPC Contractor shall promptly correct all Defective Work to the standards of this Agreement and the Contract Documents whether observed before or after the Completion Date and whether or not fabricated, installed or completed. EPC Contractor shall bear all costs of correcting such Defective Work.

(c) If, within one (1) year from Mechanical Completion of the Work any of the Work is found to be defective and not in accordance with the Contract Documents, EPC Contractor shall correct it promptly upon receipt of a written notice to do so from Owner or any successor or assign of Owner.

(d) If EPC Contractor fails to correct Defective Work in accordance herewith and the Contract Documents, Owner or its successor or assign may correct it and hold EPC Contractor liable for all costs, expenses and damages, including redesign fees, attorney’s fees and litigation costs incurred by any of them in correcting it.

(e) In addition to the foregoing warranty, if any Defective Work in material or workmanship is discovered during the warranty period, a warranty period of one (1) additional year shall apply to workmanship, material and equipment under the same terms and conditions as the original warranty, to any work, supplied in correction of the Defective Work under warranty pursuant to the provisions of this Section 14.3 and EPC Contractor shall assign to Owner or its successor or assign any warranties, including extended warranties, as to materials or designs furnished in the performance of such correction of Defective Work. Such warranty period shall commence on the date Owner or its successors or assigns accepts the corrective work of EPC Contractor.

ARTICLE 16

RIGHT OF OWNER TO DO WORK

16.1 Right of Owner to Do Work. If EPC Contractor should neglect to prosecute the Work properly or fail to do anything required by the Contract Documents, and Owner does not receive acceptable assurances from EPC Contractor of or EPC Contractor does not undertake reasonable steps for due performance satisfactory to Owner within ten (10) days after written demand is made, then Owner may, without prejudice to any other remedy it may have under this Agreement or at law or in equity, make good any deficiencies in the Work.

16.2 Deduction for Uncorrected Work. If Owner reasonably and in good faith deems it inexpedient to correct deficiencies in the Work pursuant to Section 15.1, Owner may deduct the reasonable cost of doing so from the payment then due, any retainage held by Owner, or any payment thereafter due EPC Contractor, but the making of such a deduction shall in no way be deemed an election or limitation of remedies by Owner.

ARTICLE 17

INSURANCE

17.1 Liability Insurance. Prior to the commencement of any operations by or on behalf of EPC Contractor relating to the Project, and with respect to any and all such operations, EPC Contractor shall procure and provide to Owner the insurance described in this Article 16 from insurers with a rating by A.M. Best of A-VIII or better, and further obtain endorsements on all policies where possible to name Owner and other identified entities as additional insureds.

17.1.1 Commercial General and Umbrella Liability Insurance. EPC Contractor shall maintain commercial general liability (CGL) and commercial umbrella insurance with a limit of not less than $1,000,000 for each occurrence and aggregate.

(a) CGL insurance shall cover liability arising from premises, operations, independent contractors, products-completed operations, sudden and accidental pollution, personal injury and liability assumed under an insured contract (including the tort liability of another assumed in a business contract).

(b) EPC Contractor shall maintain CGL and commercial umbrella liability insurance with a limit of not less than $10,000,000 for each occurrence and aggregate, for at least 1 year following completion of the Work. Unless otherwise set forth below, the continuing CGL insurance shall meet all of the requirements set forth above in Paragraphs (i) and (ii). Continuing CGL insurance shall, at minimum, cover liability arising from products-completed operations and liability assumed under an insured contract. Continuing commercial umbrella coverage, if any, shall include liability coverage for damage to the insured’s completed work equivalent to that provided under ISO form CG 00 01 10.

17.1.2 Business Auto and Umbrella Liability Insurance. EPC Contractor shall maintain business auto liability and, if necessary, commercial umbrella liability insurance with a limit of not less than $10,000,000 per occurrence, with no aggregate limit. Such insurance shall cover liability arising out of any auto (including owned, hired and non-owned autos).

17.1.3 Workers Compensation Insurance. EPC Contractor shall maintain workers compensation and employers liability insurance.

(a) the employers liability and/or commercial umbrella limits shall not be less than $10,000,000 each accident for personal injury by accident or $10,000,000 each employee for personal injury by disease.

17.1.4 Umbrella Excess Insurance. EPC Contractor shall maintain umbrella excess insurance (over automobile, CGL and employers liability) in the amount of $10,000,000 aggregate.

17.2 EPC Contractor’s Pollution Liability Insurance. EPC Contractor shall maintain contractor’s pollution liability insurance [claims made form] in the amount of $5,000,000 each occurrence and in the aggregate.

17.3 Builder’s Risk Insurance.

(a) Owner shall purchase and maintain in force builder’s risk insurance for the entire Work. Such insurance shall be written in an amount at least equal to $70,000,000 as well as subsequent modifications of that sum. The insurance shall apply on a replacement cost basis.

(b) The insurance as provided in this paragraph shall name EPC Contractor as additional insured. The insurance as required in this Paragraph shall cover the entire Work at the Project site, and shall also cover portions of the Work located away from the site but intended for use at the site, and shall also cover portions of the Work in transit.

(c) The insurance as provided in this paragraph shall include business interruption coverage from a delay due to an insured peril.

(d) The deductible or self-insured retention applicable to the insurance purchased in compliance with this Paragraph shall be paid by Owner. Provided however, if EPC Contractor causes loss covered by this Paragraph, EPC Contractor shall pay the first one hundred thousand dollars ($100,000.00) of the deductible or self-insured retention.

17.4 No Representation of Coverage Adequacy. By requiring the insurance as set out in this Article 17, Owner does not represent that coverage and limits will necessarily be adequate to protect EPC Contractor, and such coverage and limits shall not be deemed as a limitation on EPC Contractor’s liability under the indemnities provided to Owner in this Agreement, or any other provision of the Contract Documents.

17.5 Additional Insureds. Any insurance required to be maintained by EPC Contractor pursuant to this Article 17 shall include Owner, including its affiliates, agents, officers, directors, employees, successors and assigns as “Additional Insureds”, but solely with respect to liability arising out of the Work

17.6 Primary Insurance. Any insurance required to be maintained by EPC Contractor pursuant to this Article 16 shall apply as primary insurance with respect to any other insurance or self-insurance programs afforded to, or maintained by, Owner or any of the other Additional Insureds.

17.7 Cross-Liability Coverage. If EPC Contractor’s liability policies do not contain the standard ISO separation of insureds provision, or a substantially similar clause, they shall be endorsed to provide cross-liability coverage.

17.8 Evidence of Insurance. Prior to commencing the Work, EPC Contractor shall furnish evidence of its insurance showing compliance with the insurance requirements set forth above.

(a) All certificates shall provide for 30 days written notice to Owner prior to the cancellation or material change of any insurance referred to therein.

(b) Failure of Owner to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Owner to identify a deficiency from evidence that is provided shall not be construed as a waiver of EPC Contractor’s obligation to maintain such insurance.

(c) Owner shall have the right, but not the obligation, to prohibit EPC Contractor or any Subcontractor from entering the Project site until such certificates or other evidence that insurance has been placed in complete compliance with these requirements is received and approved by Owner.

(d) Failure to maintain the insurance required in this Article 17 may result in termination of this Agreement at Owner’s option. If EPC Contractor fails to maintain the insurance as set forth herein, Owner shall have the right, but not the obligation, to purchase said insurance at EPC Contractor’s expense, after a reasonable period in which the EPC Contractor has failed to comply.

(e) With respect to insurance maintained after final payment in compliance with a requirement above, an additional certificate(s) evidencing such coverage shall be promptly provided to Owner when requested.

17.9 Subcontractors’ Insurance. EPC Contractor shall cause each Subcontractor employed by EPC Contractor to purchase and maintain applicable insurance of the type specified in this Article 17. Unless otherwise agreed to in writing by Owner, EPC Contractor will require Subcontractors to obtain the insurance specified in this Article consistent with their work obligations with minimum limits of $5,000,000 per occurrence and in the aggregate, unless an exception is approved in writing by the Owner. When requested by Owner, EPC Contractor shall furnish to Owner copies of certificates of insurance evidencing coverage for each Subcontractor.

17.10 Professional Liability Insurance. EPC Contractor shall maintain professional liability coverage, including pollution coverage, insuring EPC Contractor and its Subcontractors for negligent acts, errors or omissions arising out of the performance of any design services or functions under the Agreement. The limits of liability under this professional liability coverage shall be $20 million. The coverage or policy shall be maintained for five years after completion of the contract. Coverage shall include a professional services contractual liability coverage endorsement. Coverage shall be primary, and shall be non-contributing with any insurance which may be maintained by Owner or any affiliated companies.

17.11 Costs of Insurance. Any costs relative to the insurance to be provided under this Agreement shall be borne by EPC Contractor, except for Builder’s Risk insurance which, if provided by EPC Contractor, shall be provided on a pass-through basis at Owner’s cost with no markup.

17.12 Owner’s Purchase of Insurance. EPC Contractor shall cooperate with Owner and any and all of Owner’s insurance carriers or providers or proposed insurance carriers or providers to provide such information, documentation and assistance necessary to obtain, maintain or collect under any policy of insurance. Any costs incurred by EPC Contractor herein shall be pass-throughs to Owner’s account, including but not limited to efficacy insurance.

17.13 Owner-Controlled Insurance Program (“OCIP”). Owner may elect to implement an Owner Controlled Insurance Program (“OCIP”). An OCIP may include general liability, workers compensation and umbrella coverage for the entire Project and all Subcontractors. If Owner elects to implement an OCIP, EPC Contractor and all Subcontractors agree to be included under the OCIP coverage and exclude their own General Liability, Workers Compensation and Umbrella costs from their bids.

ARTICLE 18

PARENT COMPANY GUARANTY

18.1 EPC Contractor will provide a guarantee from its parent corporation Leidos Inc., in the form as provided in Exhibit G.

18.2 LSB Industries, Inc. will provide a guaranty to EPC Contractor, in the form as provided in Exhibit H.

ARTICLE 19

INDEMNIFICATION AND WAIVER OF CONSEQUENTIAL DAMAGES

19.1 Indemnification by EPC Contractor. EPC Contractor, on behalf of itself, its Subcontractors, their agents, their employees or any entity or person for which EPC Contractor is responsible (collectively “EPC Contractor Indemnitors”), shall fully indemnify, defend, save and hold Owner, Owner’s affiliates, the Additional Insureds, their agents, successors, assigns, employees, officers, directors, partners and related entities, (collectively “Owner Indemnitees”) harmless from and against all liability, damage, loss, claims, demands, actions and expenses of any nature whatsoever, including, but not limited to reasonable attorney’s fees which arise out of or are connected with: (i) any negligent act, error or omission by any EPC Contractor Indemnitor in the performance of this Agreement; (ii) any breach of this Agreement or failure to comply with the Contract Documents; or (iii) the failure of the EPC Contractor Indemnitor to comply with the laws, statutes, ordinances or regulations of any governmental authority; provided, EPC Contractor, on behalf of itself, its Subcontractors, their agents, their employees or any entity or person for which EPC Contractor is or may be responsible shall have no liability to indemnify, defend, save and hold harmless the Owner Indemnitees or any individual constituent thereof from any liability, damage, loss, claims, demands, actions and expenses of any nature whatsoever, including reasonable attorneys’ fees, which arise from the negligence or willful misconduct by the Owner Indemnitees collectively or any constituent member of the Owner Indemnitees individually.

19.2 Indemnification by Owner. Owner, on behalf of itself, its contractors, subcontractors, their agents, their employees or any entity or person for which Owner is responsible (collectively “Owner Indemnitors”), shall fully indemnify, defend, save and hold Owner, Owner’s affiliates, the Additional Insureds, their agents, successors, assigns, employees, officers, directors, partners and related entities, (collectively “EPC Contractor Indemnitees”) harmless from and against all liability, damage, loss, claims, demands, actions and expenses of any nature whatsoever, including, but not limited to reasonable attorney’s fees which arise out of or are connected with: (i) any negligent act, error or omission by any Owner Indemnitor in the performance of this Agreement; (ii) any breach of this Agreement or failure to comply with the Contract Documents; or (iii) the failure of the Owner Indemnitor to comply with the laws, statutes, ordinances or regulations of any governmental authority; provided, Owner, on behalf of itself, its contractors, subcontractors, their agents, their employees or any entity or person for which Owner is or may be responsible shall have no liability to indemnify, defend, save and hold harmless the EPC Contractor Indemnitees or any individual constituent thereof from any liability, damage, loss, claims, demands, actions and expenses of any nature whatsoever, including reasonable attorneys’ fees, which arise from the negligence or willful misconduct by the EPC Contractor Indemnitees collectively or any constituent member of the EPC Contractor Indemnitees individually.

19.3 Notwithstanding and superseding anything in this Agreement to the contrary, Owner shall indemnify, defend and hold harmless EPC Contractor from any and all environment liabilities (e.g., Hazardous Materials, waste or substance, etc.) arising out of preexisting conditions at the worksite, and shall be responsible for any environmental remediation on the Site arising out of said preexisting conditions, and any costs and liabilities related thereto, provided EPC Contractor promptly advises Owner if and when the EPC Contractor becomes aware of any such environmental condition.

19.4 Neither party shall be liable to the other for indirect, special, punitive, incidental or consequential damages.

19.5 The obligations set forth in this Article 19 shall survive any termination of this Agreement

ARTICLE 20

LIMITATION OF LIABILITY

20.1 Limitation of Liability. The total collective liability of EPC Contractor and EPC Contractor’s officers, directors, managers, partners, employees, agents and consultants arising under, in connection with or out of this Agreement, whether in breach of contract, breach of express or implied warranty, negligence, professional errors or omissions, strict liability, or any other legal theory of recovery, shall not exceed four and one half percent (4.5%) of the direct revenues paid to EPC Contractor by the Owner (excluding any revenues paid to third parties by Owner or paid through EPC Contractor acting as Owner’s agent) for all variable cost portions of the Work. This limitation of liability amount was mutually negotiated. Owner acknowledges that without its inclusion, EPC Contractor’s Fee would have been greater. EPC Contractor is not liable for damages arising from its reliance upon any data, information, specification or other documents pertaining to the Work that are provided by the Owner or third parties providing information on behalf of Owner.

ARTICLE 21

RIGHT TO OCCUPY BY OWNER

21.1 Early Occupancy by Owner. Owner has the right to occupy or use ahead of schedule all or any substantially completed or partially completed portion of the Project or Work when such occupancy and use are in its best interest, notwithstanding the time of completion for all of the Work provided Owner shall be solely responsible for all risk of loss resulting from any occupancy or use of the Project or Work. Owner shall provide general liability and builders risk insurances to cover its occupancy and use and shall be responsible for any losses, claims, expenses or damages incurred by EPC Contractor arising out of Owner’s partial occupancy or use. EPC Contractor shall be entitled to an extension of time to the extent EPC Contractor is delayed as a result of any such early occupancy or use.

ARTICLE 22

DEFAULT; RIGHT TO TERMINATE OF OWNER

22.1 Event of Default.

(a) For the purposes of this Agreement, an Event of Default shall be if:

(i) at any time there shall be filed by or against EPC Contractor in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of the property of EPC Contractor, and within twenty (20) days from the filing date EPC Contractor fails to secure a discharge; or

(ii) EPC Contractor makes an assignment for the benefit of creditors or petitions for or enters into an agreement or arrangement with its creditors; or

(iii) EPC Contractor fails to prosecute the Work properly or safely, or fails to complete the Work entirely on or before the Completion Date; or

(iv) EPC Contractor fails to make prompt payment to its Subcontractors or for materials or labor used in the Work; or

(v) EPC Contractor fails to supply sufficient qualified labor, material and/or equipment so as to complete the Work timely and in accordance with the Contract Documents including, but not limited to the Progress Schedule; or

(vi) without limitation, EPC Contractor fails to perform any term, condition or obligation of this Agreement or the Contract Documents.

(b) Upon occurrence of an Event of Default, Owner shall give written notice to EPC Contractor. EPC Contractor shall within ten (10) days from receipt of such written notice cure or undertake all reasonable steps to cure such Event of Default and, failing to do so, then Owner shall be permitted to terminate the Agreement and complete the Work by such means as it deems fit. In such case, EPC Contractor shall not be entitled to receive any further payment until the Work is completed. If the unpaid balance of the Fixed Price portion of the Contract Price exceeds the aggregate of (1) the expense of Owner of completing the Fixed Price portion of the Work, including compensation for additional managerial, architectural and administrative services, and (2) the loss and damage of Owner, including attorney’s fees and litigation expense associated with the Fixed Price portion of the Work, such excess shall be paid to EPC Contractor. If such expense, loss and damage of Owner exceeds the unpaid balance of the Fixed Price portion of the Contract Price, EPC Contractor shall pay the difference to Owner promptly on demand. Any costs to Owner to complete the Variable Cost portion of the Contract Price shall be to Owner’s account and shall not be due from EPC Contractor.

22.2 Termination for Convenience. Owner may terminate this Agreement for its convenience without cause by giving ten (10) days’ prior written notice to EPC Contractor. In the event this Agreement is terminated for convenience by Owner, Owner will pay EPC Contractor for that portion of the Contract Price, less the aggregate of previous payments, allocable to the Work completed by EPC Contractor as of the date of termination. Owner will also reimburse EPC Contractor for all documented costs, including reasonable actual cancellation and demobilization charges, but not including unexpended General Conditions, any loss of its own profits, or profits from its Subcontractors, suppliers, vendors or materialmen, necessarily incurred by EPC Contractor for organizing and carrying out the stoppage of the Work and paid directly by EPC Contractor.

22.3 Assignment of Contracts. In the event of termination by Owner pursuant to this Article, EPC Contractor shall promptly upon request assign to Owner all or some subcontracts, materials, tools, equipment to be installed under this Agreement, or rental agreements, and any other commitments which Owner, in its sole discretion, chooses to take by assignment. In such event, EPC Contractor shall promptly execute and deliver to Owner written assignments of such commitments and contracts. EPC Contractor shall ensure all agreements with its Subcontractors and suppliers permit such assignment.

22.4 An Event of Default set forth in Section 21.1(a)(iii-vi) shall not be grounds for default of EPC Contractor under any other contracts with Owner.

ARTICLE 23

OWNER DEFAULT

23.1 If Owner fails to make payment to EPC Contractor when due, or fails to perform it’s obligations set forth in Article 3, above, EPC Contractor shall, after fifteen (15) days notice to Owner to cure, stop all Work until such time as Owner pays all amounts due EPC Contractor, or cures its obligations (all an “Event of Owner Default”). If such failure to pay continues for a period of sixty (60) additional days, or if Owner fails to cure its Article 3 obligations within the cure period, EPC Contractor may terminate this Agreement.

23.2 If EPC Contractor terminates this Agreement due to an Event of Owner Default, EPC Contractor, if not already done so, shall immediately demobilize from the site. Owner shall be responsible to pay EPC Contractor all amounts due under the Agreement for Work performed up to and including the day of termination, plus all reasonable demobilization costs of EPC Contractor, its Subcontractors and vendors, as well as any costs owed by EPC Contractor to its Subcontractors and vendors for termination of agreements of such Subcontractors and vendors.

ARTICLE 24

HAZARDOUS MATERIALS COVENANTS

24.1 Hazardous Materials Covenants.

(a) EPC Contractor hereby represents to and for the benefit of Owner that the Project or Project site will not be used or operated in any manner that will result in the storage, use, treatment, manufacture and disposal of any Hazardous Materials (hereinafter defined) upon the Project or Project site or any portion thereof or which will result in Hazardous Materials contamination (hereinafter defined). For purposes hereof, the term “Hazardous Materials” shall mean and refer to (i) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ‘ 6901 et. seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ‘ 9601 et. seq.) (“CERCLA”), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos; (iv) polychlorinated biphenyls; (v) urea formaldehyde; (vi) any substance the presence of which on the premises is prohibited by any applicable environmental laws or regulations including but not limited to, the Hazardous Material Transportation Act, as amended (49 U.S.C. ‘ 1801, et. seq.), the Toxic Substance Control Act, as amended (15 U.S.C. ‘ 2601, et. seq.), (hereinafter referred to as “Laws”) or by any other legal requirements affecting the Work or the Work site; (vii) petroleum based materials (with the exception of tires affixed to vehicles); (viii) lead, including lead based paints; and (ix) any other substance which is defined as hazardous, toxic, infectious or radioactive by any Laws or by any other legal requirements affecting the Project or Project site. The term “Hazardous Materials Contamination” shall mean and refer to the contamination of the Project or Project site, soil, surface water, ground water, air, or other elements on, or of, the buildings, facilities, soil, surface water, ground water, air, or other elements on, or of, any other property as a result of Hazardous Materials at any time emanating from the Project or Project site.

(b) In addition to and without limiting the generality of any other provision of this Contract, EPC Contractor shall and hereby does agree to defend, indemnify and hold Owner, its agents, employees, officers, directors, partners and related entities, harmless from and against any and all losses, damages, expenses, fees, claims, demands, causes of action, judgments, costs and liabilities, including, but not limited to, reasonable attorney’s fees and costs of litigation, and costs and expenses of response, remedial and corrective work and other clean up activities, arising out of or in the manner connected with (i) the “release” or “threatened release” (as those terms are defined in CERCLA and the rules and regulations promulgated thereunder, as from time to time amended) by EPC Contractor or EPC Contractor’s employees, agents, delegees, invitees, licensees, concessionaires, Subcontractors or representatives, of any Hazardous Materials, or (ii) any occurrence of Hazardous Materials Contamination caused by EPC Contractor affecting the Project or Project site. The provisions of this Section shall survive any payment or satisfaction of this Agreement and such provisions shall remain in full force and effect.

ARTICLE 25

MISCELLANEOUS

25.1 No Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other in the performance of any of its obligations shall be deemed or construed to be a consent or waiver to or of any other breach or default by such party. Neither the silence of Owner nor Owner’s failure to complain of any act or failure to act of EPC Contractor or to declare EPC Contractor in default, irrespective of how long such failure continues, shall constitute a waiver of any right of Owner.

25.2 Conflicts. In the event of any conflict between the terms, conditions, obligations or provisions expressed in this Agreement and any term, condition, obligation or provision in any of the other Contract Documents, the term, condition, obligation or provision of this Agreement shall govern to the extent of the conflict.

25.3 Assignment. This Agreement shall not be assigned, delegated or transferred in whole or in part by EPC Contractor nor shall EPC Contractor assign any monies due or to become due to it without the prior written consent of Owner. Owner shall be free to assign this Agreement without consent of EPC Contractor, and upon notice thereof and assumption of that Agreement by any such Assignee, EPC Contractor shall perform all of its obligations for such Assignee and Owner shall be released from liability hereunder. Nothing within this Section 23.3, and no assignment by Owner, shall relieve LSB Industries, Inc. from its responsibilities contained within its Parent Guaranty, attached hereto as Exhibit H.

25.4 Governing Law and Forum. This Agreement is entered into in Arkansas and shall be governed by and construed according to the laws of Arkansas, without regard to Arkansas’ law on choice of law or conflict of laws. Any and all disputes arising from or out of this Agreement and/or the Project shall be resolved in a federal or state court of competent jurisdiction in Union County, Arkansas.

25.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

25.6 Article and Section Headings. Article and Section headings and the Table of Contents contained in this Agreement are for ease of reference only and shall not affect the interpretation or meaning of this Agreement.

25.7 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties, the sureties and their respective successors, assigns and legal representatives.

25.8 Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but it shall be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

25.9 Subcontractor Relations Requirements. By appropriate written agreement, EPC Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor to be bound to EPC Contractor by the obligations, terms and conditions of this Agreement and the Contract Documents, and to assume toward EPC Contractor all the obligations, terms, conditions and responsibilities which EPC Contractor, by this Agreement and these Contract Documents, assumes toward Owner. Each Subcontractor agreement shall preserve and protect the rights of Owner under this Agreement and the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice the rights of Owner. EPC Contractor shall require each Subcontractor to enter into similar agreements with its Subcontractor. EPC Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of appropriate portions of this Agreement and the Contract Documents to which the Subcontractor will be bound. Subcontractors shall similarly make copies of appropriate portions of this Agreement and the Contract Documents available to their respective sub-Subcontractors.

25.10 Press releases and other public announcements by EPC Contractor or its Subcontractors concerning this Project shall be reviewed and approved by Owner, in writing, prior to their issuance. Written approval shall be a prerequisite to any release or announcement, although approval shall not be unreasonably withheld.

25.11 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered, or delivered by any nationally recognized overnight delivery service, or mailed by certified or registered mail, return receipt requested, postage prepaid;

25.12 Dispute Resolution. If a dispute arises out of or relates to this Agreement or its breach, and if the dispute cannot be settled through direct discussions by management representatives of both Parties, the Parties agree that prior to the filing of any legal action, they will first try to settle the dispute by non-binding mediation, using a certified mediator or certified mediation service. The parties shall share the mediation costs including the mediator’s fee equally. Failure of the Parties to resolve the dispute through mediation shall in no way remove the right of either Party to pursue any legal action or recourse after the mediation has occurred. Notwithstanding the foregoing, either Party may seek injunctive relief from any court of competent jurisdiction at any time in case of a breach of any term of this Agreement or other cause of action involving risk of imminent and irreparable injury or harm.

(a)	If to Owner, addressed to:

Mr. Larry Fitzwater

Senior Vice President

El Dorado Chemical Company

16 S. Pennsylvania Avenue

Oklahoma City, OK 73107

With a copy to:

David Shear

General Counsel

El Dorado Chemical Company

16 South Pennsylvania Avenue

Oklahoma City OK 73107

(b)	If to EPC Contractor, addressed to:

SAIC Constructors, LLC

Mr. Richard Mitchell

Vice President

9400 N. Broadway, Ste. 300

Oklahoma City, OK 73114

With a copy to:

Jeffrey W. Miller

Associate Counsel

SAIC Constructors, LlC

9400 N. Broadway, Ste. 300

Oklahoma City, OK 73114

Owner or EPC Contractor may at any time change the addresses to which copies of notices must be mailed by sending written notice to the other of such change in the manner provided.

25.13 Exhibits. Any Exhibits described in this Agreement shall be deemed to be incorporated and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any Exhibit, the provisions of this Agreement shall control to the extent of the inconsistency.

25.14 Entire Agreement. This Agreement, together with any Exhibits, the other Documents and the Contract Documents, constitutes the entire agreement between Owner and EPC Contractor and supersedes all prior written or oral agreements, understandings, representations, negotiations and correspondence between the parties. EPC Contractor and Owner agree and stipulate conclusively that both parties received the benefit of counsel before signing this Agreement, and that both parties participated equally in drafting this Agreement.

25.15 Joint Negotiation. This Agreement has been negotiated by Owner and EPC Contractor, and this Agreement shall not be deemed to have been negotiated and prepared by Owner or EPC Contractor, but by both equally.

IN WITNESS WHEREOF, the parties have made and executed this Agreement as of the day and year first above written.

EL DORADO CHEMICAL COMPANY.

By:	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	S.V.P.

SAIC CONSTRUCTORS, LLC

By:	/s/ Michael B. Gwyn
Name:	Michael B. Gwyn
Title:	President

Exhibit B

Compensation and Payment

Exhibit B

Compensation and Payment

This Contract contains both Cost Reimbursable with a fee and Fixed Price scopes of work as further detailed below:

1.	Fixed Price Portion.

1.1	The Fixed Price will include those costs associated with the personnel and indirect support facilities required to manage the execution of the project which are detailed in Exhibit A and further defined as General Conditions.

1.2	Contractor shall be paid a fixed lump sum amount for the above (the “Fixed Price”) of $10,724,259 (ten million seven hundred twenty-four thousand two hundred fifty nine).The number above includes the sum of the Engineering Fee of $6,237,785 (six million two hundred thirty-seven thousand seven hundred eighty-five dollars) and the General Conditions cost of $4,486,474 (four million, four hundred and eighty six thousand, four hundred and seventy four dollars). Said Fixed Price shall only be increased through the change order process as detailed in Section 9 of this Agreement. Both categories will be billed monthly based on progress of the associated activity.

1.3	The Engineering fixed cost shall include amounts paid by Owner and Owner’s affiliates for such services up through the Effective Date (“Pre-paid Engineering”). As of the Effective Date (11/29/2013) such paid and incurred Pre-paid Engineering total $1,582,658.62, so that the remaining fee for Engineering equals $4,655,126.38 as of the Effective Date. Said Pre-paid Engineering shall be set forth on EPC Contractor’s first invoice to Owner under this Agreement as a credit to the Engineering portion of the invoice.

1.4	The General Conditions cost shall include amounts paid by Owner and Owner’s affiliates for such services and expenses up through the Effective Date (“Pre-paid General Conditions”). As of the Effective Date (11/29/2013) such paid and incurred Pre-paid General Conditions total $440,221.12, so that the remaining fee for General Conditions equals $4,046,252.88 of the Effective Date. Said Pre-paid General Conditions shall be set forth on EPC Contractor’s first invoice to Owner under this Agreement as a credit to the General Conditions portion of the invoice.

1.5	The lump sum amounts listed in 1.2 are contingent upon Contractor being awarded the concurrent work at the El Dorado facility, commonly referred to as the 531-NH3 Ammonia Plant, 546-NACSAC (Plinke) Unit, 533-DMW2 Nitric Plant and associated/supporting infrastructure. Should the referenced work not proceed, not proceed on the concurrent schedule as detailed in Exhibit D, not be awarded to Contractor or if awarded, suffer significant scope reduction, the above values may be subject to change as described in Section 10 of the agreement.

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2.	Variable Cost Portion.

2.1	Contractor’s Fee. For the performance of the Construction Work, Contractor shall be paid the Cost of the Work plus a fee of four and one half percent (4.5%) of the Cost of the Work (the “Contractor’s Fee”).

2.2	Cost of the Work. As used herein, the term “Cost of the Work” shall mean the following actual costs necessarily and reasonably incurred by Contractor in the performance of the Construction Work.

(a) Payments made by Contractor directly to subcontractors, vendors, consultants or suppliers for labor, equipment and materials, including any per diem, payroll taxes, transportation charges and sales tax required by law to be paid in connection therewith, furnished by Contractor and to be incorporated into the Plant.

(b) Reasonable rental and transportation cost of construction machinery, equipment and tools (excluding hand tools customarily provided by workers) rented from third parties and used at the Facilities for the Construction Work, provided Contractor receives, where possible, competitive bids for such equipment; or the reasonable rental cost of such machinery, equipment and tools belonging to Contractor but only if approved in writing in advance by Owner. The rental of any such machinery, equipment and tools shall cease after the use thereof is no longer necessary for the Construction Work.

(c) Fees and assessments for permits, licenses and inspections for the Construction Work which Contractor is required to pay by the Contract Documents by reason of such Construction Work.

(d) Fees of testing laboratories for tests required by the Contract Documents for the Construction Work less amounts for testing expenses related to Defective Work.

(e) Premiums for the insurance required by Article 18 of this Agreement.

2.3	Exclusions from Cost of the Work. The Cost of the Work shall not include:

(a) Payroll costs, salaries and other compensation of Contractor’s officers, executives, principals, general managers, project managers, engineers, accountants, purchasing and contracting agents, schedulers, expediters, clerks and other personnel except as specifically included in the job classifications referred to in Section 2.2(a), whether stationed at Contractor’s principal office or offices or the Site office.

(b) Expenses of Contractor’s principal office and branch offices, including the Site office.

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(c) Overhead, general and administrative expenses.

(d) Contractor’s capital expenses, including interest on Contractor’s capital employed for the Work.

(e) Rental costs of machinery, equipment, and tools not required to specifically perform the Construction Work.

(f) Costs incurred as a result of the replacement of Contractor’s Representative.

(g) Certain Premiums for the insurance not required by Article 18 of this Agreement.

(h) Any cost or expense not specifically and expressly described in Section 2.2, unless approved in advance in writing by Owner.

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Exhibit G

Leidos Guaranty

Leidos Guaranty

This Parent Guaranty, dated as of December     , 2013 (as amended, supplemented or otherwise modified from time to time, this “Guaranty”), is made and entered into by Leidos, Inc., formerly known as Science Applications International Corporation, a Delaware corporation (“Guarantor”), in favor of El Dorado Chemical Company an Oklahoma corporation (“Beneficiary”).

RECITALS

A. Beneficiary and SAIC Constructors, LLC (“SAIC”), a subsidiary of Guarantor, have entered into that certain Construction Agreement dated November     , 2013 (collectively, with all Attachments and Appendices and as amended, modified, supplemented, and otherwise in effect as of the date hereof, the “Contract”), pursuant to which SAIC and Beneficiary have agreed on the terms and conditions set forth therein for the provision of certain goods and services for the 599-OSBL project site in El Dorado, Arkansas (the “Project”);

B. Guarantor is the ultimate parent of SAIC;

C. Guarantor is providing this Guaranty pursuant to the Contract; and

D. Guarantor acknowledges that it will benefit from the transactions contemplated under the Contract.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Definitions.

“Beneficiary” has the meaning given in the preamble hereof.

“Contract” has the meaning given in Recital A hereof.

“Guaranteed Obligations” has the meaning given in Section 2.01 hereof.

“Guarantor” has the meaning given in the preamble hereof.

“Guaranty” has the meaning given in the preamble hereof.

“Project” has the meaning given in Recital A hereof.

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ARTICLE 2

THE GUARANTY

SECTION 2.01 The Guaranty. Guarantor, as primary obligor and not merely as surety, hereby unconditionally, absolutely, and irrevocably guarantees to Beneficiary all obligations of SAIC under the Contract, including the full and timely performance to Beneficiary under the Contract (the “Guaranteed Obligations”). Beneficiary shall have no right to make a claim pursuant to this Guaranty unless and until an uncured default has occurred with respect to SAIC’s obligations under the Contract.

SECTION 2.02 Performance of Guaranteed Obligations. Guarantor agrees, upon the failure of SAIC to perform any of the Guaranteed Obligations when they become due and after the expiration of any applicable cure periods set forth in the Contract, that Guarantor will pay, or cause to be paid, or perform, or cause to perform, any and all Guaranteed Obligations upon receipt of written notice from a duly authorized officer of Beneficiary specifying such failure of SAIC.

SECTION 2.03 Subsequent Recovery. If, in connection with any payment by Guarantor of the Guaranteed Obligations, Beneficiary shall finally recover any such amounts from any other source directly making payments with respect to the Guaranteed Obligations, or it shall be finally determined that such Guaranteed Obligations were not owed to Beneficiary, Beneficiary shall promptly remit such amounts to Guarantor.

SECTION 2.04 Exercise of Remedies. This Guaranty constitutes a guaranty of performance and payment and not of collection, and the obligations of Guarantor under this Guaranty are primary obligations of Guarantor, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against SAIC or any other guarantor or whether SAIC or any other guarantor is joined in such action or actions.

SECTION 2.05 Insolvency. The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, or other proceeding affecting SAIC or the disaffirmance of the Contract in any such proceeding shall not release or discharge Guarantor from this Guaranty.

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SECTION 2.06 Waiver; Consent.

(a) Guarantor hereby unconditionally and irrevocably waives diligence, presentment, demand for payment, protest, the benefit of any discharge due to any disability of SAIC, and all notices whatsoever in respect of the Guaranteed Obligations, this Guaranty, and any and all rights to require Beneficiary to exhaust any right, power or remedy or proceed against SAIC under the Contract.

(b) Guarantor warrants and agrees that each of the waivers and consents set forth in this Guaranty are made voluntarily and unconditionally after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against SAIC. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

SECTION 2.07 Defenses. Notwithstanding anything herein to the contrary, Guarantor specifically reserves to itself all rights, counterclaims and other defenses that SAIC is or may be entitled to arising from or out of the Contract, except for any defenses arising out of the bankruptcy, insolvency, dissolution or liquidation of SAIC or the lack of power or authority of SAIC to enter into the Contract and to perform its obligations thereunder.

ARTICLE 3

REPRESENTATIONS

SECTION 3.01 Representations and Warranties. Guarantor represents and warrants to Beneficiary that as of the date of this Guaranty:

(a) Organization; Corporate Authority. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of formation, and (ii) has all requisite corporate power and authority to own its assets and to carry on the business in which it is engaged and to execute, deliver and perform its obligations under this Guaranty.

(b) Authorization; No Conflicts. The execution and delivery of this Guaranty and the performance of the obligations hereunder have been duly authorized by all necessary corporate action and do not violate, breach or contravene (i) Guarantor’s organizational documents and agreements or (ii) any law or contractual restriction binding on or affecting Guarantor or its properties except where such violation, breach or contravention, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty.

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(c) Enforceability. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Required Consents. All authorizations, consents and approvals of any governmental authority or third party necessary for the execution, delivery or performance by Guarantor of this Guaranty have been obtained and are in full force and effect.

(e) No Actions. There are no actions, suits, proceedings or investigations pending or, to the Guarantor’s knowledge, threatened in writing against it at law or in equity before any court or before any governmental authority, that individually or in the aggregate could reasonably be expected to have a material adverse effect on the business of the Guarantor or could reasonably be expected to result in an impairment of its ability to perform its obligations under this Guaranty.

ARTICLE 4

MISCELLANEOUS

SECTION 4.01 No Waiver. No failure or delay on the part of Beneficiary to exercise and no delay in exercising, and no course of dealing with respect to, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver of such right, remedy, power or privilege nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Beneficiary would otherwise have.

SECTION 4.02 No Consequential or Punitive Damages. In no event shall Guarantor be liable hereunder to any party for any lost profits, special damages, indirect or consequential damages of any nature whatsoever, whether based on contract or tort, or for any punitive or exemplary damages.

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SECTION 4.03 Notices. All notices and other communications provided for in this Guaranty shall be sent, if practicable, by confirmed telecopy (with hard copy sent on the same day by overnight courier) and, otherwise, by overnight courier service prepaid to a party at its address specified below and shall be deemed effective when received. A communication shall be addressed, until such time as a party shall have notified the other parties hereto of a change of address: (a) if to Beneficiary, 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, Attention: David Shear, and (b) if to Guarantor, 9400 N. Broadway, Suite 300, Oklahoma City, OK 73114; Facsimile: (405) 478-3721, Attention: Legal.

SECTION 4.04 Amendments. No amendment of any provision of this Guaranty shall be effective unless the same shall be in writing and signed by Guarantor and Beneficiary, such consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 4.05 Benefit, Successors and Assigns. This Guaranty is for the benefit of and is enforceable by Beneficiary and not for the benefit of or enforceable by any other Person. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Beneficiary. This Guaranty and all obligations of Guarantor hereunder to Beneficiary shall be assignable by Guarantor only upon the prior written consent of Beneficiary. Any such assignee shall assume all of the obligations hereunder from and after the effective date of such assignment and in connection therewith, Guarantor shall be released from all obligations hereunder other than any obligations arising from acts or events that occurred prior to the date of such assignment.

SECTION 4.06 Headings. The Article and Section headings in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

SECTION 4.07 Counterparts. This Guaranty may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or “pdf” electronically imaged transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.

SECTION 4.08 Severability. In case any one or more provisions contained in this Guaranty or obligation under this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or obligations contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

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SECTION 4.09 Agreements Superseded. This Guaranty supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter of this Guaranty.

SECTION 4.10 Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the Oklahoma.

SECTION 4.11 Consent to Jurisdiction. Guarantor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state and federal courts located in Oklahoma City, Oklahoma, and any action, claim or other proceeding arising out of any dispute in connection with this Guaranty or any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by Beneficiary in connection with this Guaranty or any rights or obligations hereunder or thereunder or the performance of such rights and obligations, on behalf of itself, in the manner specified in Section 4.03 above. Nothing in this Section 4.11 shall affect the right of Beneficiary to serve legal process in any other manner permitted by applicable law or affect the right of Beneficiary to bring any action or proceeding against Guarantor in the courts of any other jurisdiction.

SECTION 4.12 Termination. This Guaranty shall terminate and be of no force and effect upon the expiration or satisfaction of all Guaranteed Obligations.

[Remainder of page intentionally blank.]

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

LEIDOS, INC.,
a Delaware corporation

By:
Name:	Mark W Sopp
Title:	EVP, Chief Financial Officer

ACCEPTED AND AGREED:

EL DORADO CHEMICAL COMPANY, an
Oklahoma Corporation

By:
Name:
Title:

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Exhibit H

LSB Guaranty

LSB Guaranty

This Parent Guaranty, dated as of December     , 2013 (as amended, supplemented or otherwise modified from time to time, this “Guaranty”), is made and entered into by LSB Industries, Inc., a Delaware corporation (“Guarantor”), in favor of SAIC CONSTRUCTORS, LLC, an Oklahoma limited liability corporation (“Beneficiary”).

RECITALS

A. El Dorado Chemical Company (“Owner”) and Beneficiary have entered into that certain Engineering, Procurement and Construction Contract dated November     , 2013 (collectively, with all Attachments and Appendices and as amended, modified, supplemented, and otherwise in effect as of the date hereof, the “Contract”), pursuant to which Owner and Beneficiary have agreed on the terms and conditions set forth therein for the provision of certain goods and services for the 599-OSBL project site in El Dorado, Arkansas (the “Project”);

B. Guarantor is the ultimate parent of Owner;

C. Owner is providing this Guaranty from Guarantor pursuant to the Contract; and

D. Guarantor acknowledges that it will benefit from the transactions contemplated under the Contract.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

ARTICLE 5

DEFINITIONS

SECTION 5.01 Definitions.

“Beneficiary” has the meaning given in the preamble hereof.

“Contract” has the meaning given in Recital A hereof.

“Guaranteed Obligations” has the meaning given in Section 2.01 hereof.

“Guarantor” has the meaning given in the preamble hereof.

“Guaranty” has the meaning given in the preamble hereof.

“Maximum Guaranteed Amount” has the meaning given in Section 2.01 hereof.

“Owner” has the meaning given in Recital A hereof.

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“Project” has the meaning given in Recital A hereof.

ARTICLE 6

THE GUARANTY

SECTION 6.01 The Guaranty. Guarantor, as primary obligor and not merely as surety, hereby unconditionally, absolutely, and irrevocably guarantees to Beneficiary all obligations of Owner under the Contract, including the full and timely payment to Beneficiary of all amounts due and payable by Owner to Beneficiary under the Contract (the “Guaranteed Obligations”), less all amounts paid to Beneficiary under the Contract (the “Maximum Guaranteed Amount”). Beneficiary shall have no right to make a claim pursuant to this Guaranty unless and until an uncured default has occurred with respect to Owner’s payments to Beneficiary under the Contract.

SECTION 6.02 Payment of Guaranteed Obligations. Guarantor agrees, upon the failure of Owner to pay any of the Guaranteed Obligations when they become due and after the expiration of any applicable cure periods set forth in the Contract, that Guarantor will pay, or cause to be paid, any and all such unpaid Guaranteed Obligations in full upon receipt of written notice from a duly authorized officer of Beneficiary specifying such failure of Owner.

SECTION 6.03 Subsequent Recovery. If, in connection with any payment by Guarantor of the Guaranteed Obligations, Beneficiary shall finally recover any such amounts from any other source directly making payments with respect to the Guaranteed Obligations, or it shall be finally determined that such Guaranteed Obligations were not owed to Beneficiary, Beneficiary shall promptly remit such amounts to Guarantor.

SECTION 6.04 Exercise of Remedies. This Guaranty constitutes a guaranty of payment and not of collection, and the obligations of Guarantor under this Guaranty are primary obligations of Guarantor, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Owner or any other guarantor or whether Owner or any other guarantor is joined in such action or actions.

SECTION 6.05 Insolvency. The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, or other proceeding affecting Owner or the disaffirmance of the Contract in any such proceeding shall not release or discharge Guarantor from this Guaranty.

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SECTION 6.06 Waiver; Consent.

(a) Guarantor hereby unconditionally and irrevocably waives diligence, presentment, demand for payment, protest, the benefit of any discharge due to any disability of Owner, and all notices whatsoever in respect of the Guaranteed Obligations, this Guaranty, and any and all rights to require Beneficiary to exhaust any right, power or remedy or proceed against Owner under the Contract.

(b) Guarantor warrants and agrees that each of the waivers and consents set forth in this Guaranty are made voluntarily and unconditionally after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Owner. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

SECTION 6.07 Other Credit Support. Guarantor shall have the right to terminate this Guaranty immediately after Guarantor provides Beneficiary with a letter of credit or other replacement security reasonably acceptable to Beneficiary for the Maximum Guaranteed Amount.

SECTION 6.08 Defenses. Notwithstanding anything herein to the contrary, Guarantor specifically reserves to itself all rights, counterclaims and other defenses that Owner is or may be entitled to arising from or out of the Contract, except for any defenses arising out of the bankruptcy, insolvency, dissolution or liquidation of Owner or the lack of power or authority of Owner to enter into the Contract and to perform its obligations thereunder.

ARTICLE 7

REPRESENTATIONS

SECTION 7.01 Representations and Warranties. Guarantor represents and warrants to Beneficiary that as of the date of this Guaranty:

(a) Organization; Corporate Authority. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of formation, and (ii) has all requisite corporate power and authority to own its assets and to carry on the business in which it is engaged and to execute, deliver and perform its obligations under this Guaranty.

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(b) Authorization; No Conflicts. The execution and delivery of this Guaranty and the performance of the obligations hereunder have been duly authorized by all necessary corporate action and do not violate, breach or contravene (i) Guarantor’s organizational documents and agreements or (ii) any law or contractual restriction binding on or affecting Guarantor or its properties except where such violation, breach or contravention, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty.

(c) Enforceability. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Required Consents. All authorizations, consents and approvals of any governmental authority or third party necessary for the execution, delivery or performance by Guarantor of this Guaranty have been obtained and are in full force and effect.

(e) No Actions. There are no actions, suits, proceedings or investigations pending or, to the Guarantor’s knowledge, threatened in writing against it at law or in equity before any court or before any governmental authority, that individually or in the aggregate could reasonably be expected to have a material adverse effect on the business of the Guarantor or could reasonably be expected to result in an impairment of its ability to perform its obligations under this Guaranty.

ARTICLE 8

MISCELLANEOUS

SECTION 8.01 No Waiver. No failure or delay on the part of Beneficiary to exercise and no delay in exercising, and no course of dealing with respect to, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver of such right, remedy, power or privilege nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Beneficiary would otherwise have.

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SECTION 8.02 No Consequential or Punitive Damages. In no event shall Guarantor be liable hereunder to any party for any lost profits, special damages, indirect or consequential damages of any nature whatsoever, whether based on contract or tort, or for any punitive or exemplary damages.

SECTION 8.03 Notices. All notices and other communications provided for in this Guaranty shall be sent, if practicable, by confirmed telecopy (with hard copy sent on the same day by overnight courier) and, otherwise, by overnight courier service prepaid to a party at its address specified below and shall be deemed effective when received. A communication shall be addressed, until such time as a party shall have notified the other parties hereto of a change of address: (a) if to Guarantor, 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, Attention: David Shear, and (b) if to Beneficiary, 9400 N. Broadway, Suite 300, Oklahoma City, OK 73114; Facsimile: (405) 478-3721, Attention: Legal.

SECTION 8.04 Amendments. No amendment of any provision of this Guaranty shall be effective unless the same shall be in writing and signed by Guarantor and Beneficiary, such consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.05 Benefit, Successors and Assigns. This Guaranty is for the benefit of and is enforceable by Beneficiary and not for the benefit of or enforceable by any other Person. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Beneficiary. This Guaranty and all obligations of Guarantor hereunder to Beneficiary shall be assignable by Guarantor only upon the prior written consent of Beneficiary. Any such assignee shall assume all of the obligations hereunder from and after the effective date of such assignment and in connection therewith, Guarantor shall be released from all obligations hereunder other than any obligations arising from acts or events that occurred prior to the date of such assignment.

SECTION 8.06 Headings. The Article and Section headings in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

SECTION 8.07 Counterparts. This Guaranty may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or “pdf” electronically imaged transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.

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SECTION 8.08 Severability. In case any one or more provisions contained in this Guaranty or obligation under this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or obligations contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

SECTION 8.09 Agreements Superseded. This Guaranty supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter of this Guaranty.

SECTION 8.10 Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the Oklahoma.

SECTION 8.11 Consent to Jurisdiction. Guarantor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state and federal courts located in Oklahoma City, Oklahoma, and any action, claim or other proceeding arising out of any dispute in connection with this Guaranty or any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by Beneficiary in connection with this Guaranty or any rights or obligations hereunder or thereunder or the performance of such rights and obligations, on behalf of itself, in the manner specified in Section 4.03 above. Nothing in this Section 4.11 shall affect the right of Beneficiary to serve legal process in any other manner permitted by applicable law or affect the right of Beneficiary to bring any action or proceeding against Guarantor in the courts of any other jurisdiction.

SECTION 8.12 Termination. This Guaranty shall terminate and be of no force and effect upon the expiration or satisfaction of all Guaranteed Obligations.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

LSB INDUSTRIES, INC., a
Delaware corporation

By:
Name:
Title:

ACCEPTED AND AGREED:

SAIC CONSTRUCTORS LLC, an
Oklahoma limited liability company

By:
Name:
Title: